UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: September 30, 2021
(Date of earliest event reported)

EARTHSTONE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
(281) 298-4246
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ESTE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2021, Earthstone Energy, Inc. (“Earthstone”), Earthstone Energy Holdings, LLC, a subsidiary of Earthstone (“EEH”), as buyer, and Foreland Investments LP, a Delaware limited partnership (“Foreland”), as seller, entered into a Purchase and Sale Agreement (the “Foreland Purchase Agreement”). Also, on September 30, 2021, Earthstone and EEH, as buyer, and BCC-Foreland LLC, a Delaware limited liability company (“BCC”), as seller, entered into a Purchase and Sale Agreement (the “BCC Purchase Agreement”).

Pursuant to the Foreland Purchase Agreement, EEH will acquire (the “Foreland Acquisition”) interests in oil and gas leases and related property of Foreland located in Irion County and Crockett County, Texas, for a purchase price (the “Foreland Purchase Price”) of $23.5 million in cash and approximately 2.6 million shares (the “Foreland Shares”) of Class A common stock, $0.001 par value per share, of Earthstone (the “Class A Common Stock”). The cash portion of the Foreland Purchase Price is subject to customary purchase price adjustments with an effective date of July 1, 2021. In connection with the Foreland Purchase Agreement, EEH will deposit $3.5 million in cash into a third party escrow account as a deposit pursuant to the Foreland Purchase Agreement, which will be credited against the purchase price upon closing of the Foreland Acquisition.

Pursuant to the BCC Purchase Agreement, EEH will acquire (the “BCC Acquisition” and with the Foreland Acquisition, the “Acquisition”) certain well-bore interests and related equipment held by BCC that are part of a joint development agreement between Foreland, Foreland Operating, LLC, and BCC involving portions of the acreage covered by the Foreland Purchase Agreement for a purchase price (the “BCC Purchase Price”) of $25.66 million in cash, subject to customary purchase price adjustments, with an effective date of July 1, 2021. In connection with the BCC Purchase Agreement, EEH will deposit $2.56 million in cash into a third party escrow account as a deposit pursuant to the BCC Purchase Agreement, which will be credited against the purchase price upon closing of the BCC Acquisition.

Each of the Foreland Purchase Agreement and the BCC Purchase Agreement contains customary representations and warranties for transactions of this nature. The Foreland Purchase Agreement and the BCC Purchase Agreement also contain customary pre-closing covenants of the parties, including the obligation of Foreland and BCC to conduct their business in the ordinary course consistent with past practice and to refrain from taking certain specified actions, subject to certain exceptions.

Both Acquisitions are expected to close in the fourth quarter of 2021, subject to the satisfaction of several closing conditions, including (i) specified materiality standards, the accuracy of the applicable counterparty’s representations and warranties in the Foreland Purchase Agreement and the BCC Purchase Agreement, (ii) the applicable counterparty’s performance or compliance in all material respects with the covenants contained in the respective Foreland Purchase Agreement and BCC Purchase Agreement, (iii) the absence of certain legal matters prohibiting the Acquisition, (iv) each counterparty being ready to deliver specified closing deliverables, (v) the aggregate value of the title defects and environmental defects, subject to thresholds and deductibles, being less than 10% of the aggregate purchase price, and (vi) the Foreland Shares being authorized for listing on the New York Stock Exchange. The Foreland Purchase Agreement and the BCC Purchase Agreement each provide for an outside termination date of December 29, 2021. The Foreland Purchase Agreement and the BCC Purchase Agreement also provide for termination rights, including the right of the parties to terminate the Foreland Purchase Agreement and the BCC Purchase Agreements if the Foreland Acquisition or the BCC Acquisition, respectively, is not consummated on or before December 29, 2021. The closing of the BCC Acquisition is conditioned upon the closing of the Foreland Acquisition.

In connection with the closing of the Foreland Purchase Agreement, Earthstone will also enter into a customary registration rights agreement with Foreland and their equity holders containing provisions under which Earthstone will, among other things, file a registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”) providing for the registration of the Foreland Shares and cooperate in certain as yet undetermined underwritten offerings thereof.

In connection with the closing of the Foreland Purchase Agreement, Earthstone will also enter into a customary lock-up agreement with Foreland and its equity holders providing that such holders will not transfer a portion of the Foreland Shares for 60 days after the closing of the Foreland Acquisition (25% of the Foreland Shares), a portion of the Foreland Shares for 90 days after the closing of the Foreland Acquisition (25% of the Foreland Shares), and a portion of the Foreland Shares for 120 days after the closing of the Foreland Acquisition (50% of the Foreland Shares).

The Foreland Purchase Agreement and the BCC Purchase Agreement are filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K, and the foregoing summary description of the Foreland Purchase Agreement and the BCC Purchase Agreement are qualified in their entirety by reference to respective exhibits, which are incorporated herein by reference. The Foreland Purchase Agreement and the BCC Purchase Agreement are filed herewith to provide readers with information regarding their terms. They are not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Foreland Purchase Agreement and the BCC Purchase Agreement were made as of the date of such agreements only and are in certain instances qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Foreland Purchase Agreement and the BCC Purchase Agreement. These disclosure schedules contain information that modify, qualify and create exceptions to the representations and warranties set forth in the Foreland Purchase Agreement and the BCC Purchase Agreement. Moreover, certain representations and warranties in each of the Foreland Purchase Agreement and the BCC Purchase Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, readers should not rely on the representations and warranties in the Foreland Purchase Agreement and the BCC Purchase Agreement, as characterizations of the actual statements of fact about the parties.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Foreland Purchase Agreement, the Foreland Acquisition and the Foreland Shares in Item 1.01 above is incorporated in this Item 3.02 by reference.

Earthstone intends to issue the Foreland Shares in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) and/or other exemptions thereunder, as promulgated by the SEC under the Securities Act. Earthstone relied upon representations, warranties, certifications and agreements of Foreland and its equity holders (as applicable) in support of the satisfaction of the conditions contained in Section 4(a)(2) of the Securities Act or Regulation D under the Securities Act.

Item 7.01 Regulation FD Disclosure.

On October 4, 2021, Earthstone issued a press release announcing the execution of the Foreland Purchase Agreement and the BCC Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, Earthstone makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
2.1*	Purchase and Sale Agreement dated as of September 30, 2021, by and among Earthstone Energy, Inc., Earthstone Energy Holdings, LLC, and Foreland Investments LP.
2.2*	Purchase and Sale Agreement dated as of September 30, 2021, by and among Earthstone Energy, Inc., Earthstone Energy Holdings, LLC, and BCC-Foreland LLC.
99.1	Press Release dated October 4, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, annexes or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date:	October 4, 2021	By:	/s/ Tony Oviedo
Tony Oviedo
Executive Vice President - Accounting and Administration